UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-33631	56-2639586
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 3150

Houston, TX 77002

(Address of principal executive offices) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the o Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the o Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2012, Crestwood Gas Services GP LLC (the “General Partner”), the general partner of Crestwood Midstream Partners LP (the “Partnership”), received notice from Quicksilver Resources Inc. (“Quicksilver”), that it has named John E. Hinton to serve as Quicksilver’s representative on the Board of Directors of the General Partner effective as of April 18, 2012. Mr. Hinton is replacing Phil W. Cook who is resigning from the Board immediately prior to Mr. Hinton’s election. Mr. Cook is not resigning because of a disagreement with the General Partner or the Partnership on any matter relating to the operations, policies or practices of the General Partner or the Partnership.

Mr. Hinton, age 57, has served as the Vice President of Finance and Investor Relations for Quicksilver since May 2011. From September 2009 until May 2011, he served as Vice President of Finance. From May 2006 until September 2009, Mr. Hinton served as Director of Marketing. Prior to that, he served in several senior management positions for Peoples Energy Production in Houston for five years.

Mr. Hinton will be Quicksilver’s designee to the Board. Under the terms of the agreements governing the sale of all of Quicksilver’s interest in the Partnership to Crestwood Holdings Partners, LLC on October 1, 2010, Quicksilver is entitled to appoint a director to the Board until the later of the second anniversary of the closing and such time as Quicksilver generates less than 50% of the Partnership’s consolidated revenue in any fiscal year. Mr. Hinton was selected due to his experience and his knowledge of the energy industry and Quicksilver, our largest customer.

As a member of the Board, Mr. Hinton will receive the standard non-employee director compensation as described under Item 11 “Executive Compensation-Director Compensation” in the Partnership’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2012 (the “2012 Form 10-K”). The Partnership intends to enter into its standard form of indemnity agreement with Mr. Hinton.

Mr. Hinton has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through his employment with Quicksilver. For relationships between the Partnership, the General Partner and Quicksilver, please read Item 13 “Certain Relationships and Related Transactions and Director Independence,” which is incorporated by reference from the 2012 Form 10-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC
its General Partner

Date: April 18, 2012	By:	/s/ Kelly J. Jameson
Kelly J. Jameson
Senior Vice President and General Counsel